UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2016

Long Island Iced Tea Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55448	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Charlotte Avenue, Hicksville, NY	11801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 542-2832

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On July 28 and 29, 2016, Long Island Iced Tea Corp. (the “Company”) sold 1,270,156 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), in its public offering (the “Offering”) of up to 1,818,182 shares of Common Stock, at an offering price of $5.50 per share, pursuant to the Company’s registration statement on Form S-1 (File No. 333-210669). The sale of the Shares generated gross proceeds of $6,985,858 and net proceeds of $6,084,831 after deducting commissions and other offering expenses. In connection with sale of the Shares, the Common Stock was approved for listing on the NASDAQ Capital Market under its current symbol, “LTEA.”

Network 1 Financial Services, Inc. (the “Selling Agent”) acted as selling agent for the Offering, on a “best efforts” basis, pursuant to a Selling Agent Agreement with the Company dated July 15, 2016. Alexander Capital acted as a selected dealer for the selling agent. The Shares were sold pursuant to a subscription agreement between the Company and each investor in the Offering.

As part of the Selling Agent’s compensation for the sale of the Shares, the Company will issue to the Selling Agent or its designees warrants to purchase an aggregate of 31,754 shares of Common Stock. The warrants will be exercisable for cash or on a cashless basis at an exercise price of $6.875 per share, commencing on January 14, 2017 and expiring on July 14, 2021. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split or the Company’s recapitalization, reorganization, merger or consolidation. The warrants contain provisions for one demand registration of the sale of the underlying shares of Common Stock at the Company’s expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights at the Company’s expense until July 28, 2021.

In connection with the sale of the Shares, the Company completed the previously disclosed recapitalization (the “Recapitalization”) with Brentwood LIIT (NZ) Ltd (as successor in interest to Brentwood LIIT, Inc.) (“Brentwood”). Brentwood is the lender to the Company under that certain Credit and Security Agreement (the “Credit Agreement”), dated as of November 23, 2015 and amended as of January 10, 2016 and April 8, 2016, by and among Long Island Brand Beverages LLC, the Company’s wholly owned operating subsidiary, the Company and Brentwood. The Credit Agreement provides for a revolving credit facility. The loans made by Brentwood under the credit facility are evidenced by a secured convertible promissory note (the “Lender Note”). In addition, in connection with the establishment of the credit facility, the Company issued to Brentwood a warrant (the “Lender Warrant”) to purchase 1,111,111 shares of Common Stock, at an exercise price of $4.50 per share, expiring on November 23, 2018. Pursuant to the Recapitalization, Brentwood converted all of the outstanding principal and interest under the Lender Note into 421,972 shares of Common Stock and exchanged the Lender Warrant for 486,111 shares of Common Stock. The Company may continue to request advances under the credit facility subject to the terms and conditions of the Credit Agreement. Brentwood is owned by Eric Watson, who beneficially owns approximately 18.5% of our outstanding Common Stock, and KA#2 Ltd., which beneficially owns approximately 4.8% of our outstanding Common Stock.

Simultaneously with the sale of the Shares, the Company also issued 1,667 shares to Julian Davidson, the Company’s Executive Chairman, 10,000 shares to Richard Allen, the Company’s Chief Financial Officer, and 5,000 shares to John Carson, a member of the Company’s advisory board, as compensation for services to the Company.

The securities issued and to be issued to the Selling Agent, the securities issued in the Recapitalization and the securities issued to Messrs. Davidson, Allen and Carson are being issued on a private placement basis pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for the offer and sale of securities not involving a public offering.

A copy of the press release issued by the Company announcing the sale of the Shares is included as Exhibit 99.1 to this Current Report on Form 8-K.

The registration statement on Form S-1 (File No. 333-210669) relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission. The offering is only being made by means of the prospectus included in the registration statement. A copy of the final prospectus may be obtained from: Network 1 Financial Securities, Inc., 2 Bridge Avenue, Suite 241, Red Bank, New Jersey 07701.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Selling Agent Agreement, dated July 15, 2016, by and between Long Island Iced Tea Corp. and Network 1 Financial Securities, Inc. (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-1 (File No. 333-210669) initially filed by Long Island Iced Tea Corp. on April 8, 2016).

4.1	Form of Selling Agents’ Warrant (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-210669) initially filed by Long Island Iced Tea Corp. on April 8, 2016).

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 1, 2016	LONG ISLAND ICED TEA CORP.

		By:	/s/ Philip Thomas
Philip Thomas
Chief Executive Officer

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